As filed with the Securities and Exchange Commission on March 4, 2024

Registration No. 333-259690

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-259690

UNDER

THE SECURITIES ACT OF 1933

PHAXIAM Therapeutics S.A.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Avenue Rockefeller

69008 Lyon France

Tel: +33 4 78 74 44 38

(Address and telephone number of Registrant’s principal executive offices)

ERYTECH Pharma, Inc.

PO Box 507

Lunenburg, Massachusetts 01462

+1 (857) 706-1585

(Name, address, and telephone number of agent for service)

Copies to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Arnaud Duhamel Guilhem Richard Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 00 00

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form F-3 (File No. 333-259690) (the “Registration Statement”), filed with the Securities Exchange Commission (the “SEC”) by PHAXIAM Therapeutics S.A. (the “Registrant”) on September 21, 2021 and declared effective on September 29, 2021.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lyon, France on March 4, 2024.

PHAXIAM Therapeutics S.A.

By:	/s/ Eric Soyer
Name:	Eric Soyer
Title:	Deputy Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thibaut du Fayet Thibaut du Fayet	Chief Executive Officer (Principal Executive Officer)	March 4, 2024

/s/ Eric Soyer Eric Soyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 4, 2024

/s/ Didier Hoch Didier Hoch	Chairman	March 4, 2024

/s/ Gil Beyen Gil Beyen	Vice Chairman	March 4, 2024

* Philippe Archinard	Director	March 4, 2024

/s/ Martine George Martine George	Director	March 4, 2024

/s/ Eric Leire Eric Leire	Director	March 4, 2024

Leila Nicolas	Director	March 4, 2024

/s/ Robert Sebbag Robert Sebbag	Director	March 4, 2024

/s/ Hilde Windels Hilde Windels	Director	March 4, 2024

* By:	/s/ Eric Soyer	March 4, 2024
Name:	Eric Soyer
Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Post-Effective Amendment No.1 to Registration Statement on Form F-3 on March 4, 2024.

ERYTECH Pharma, Inc.

By:	/s/ Gil Beyen
Name:	Gil Beyen
Title:	President

Authorized Representative in the United States